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                        EXHIBIT 3(a)



                  ARTICLES OF RESTATEMENT

                     TO THE CHARTER OF

             BALTIMORE GAS AND ELECTRIC COMPANY


Baltimore Gas and Electric Company, a corporation organized and existing under the laws of the State of Maryland, hereby certifies as follows:

  1. The corporation desires to restate its Charter as currently in effect.

  2. The provisions of the Charter set forth in these Articles of Restatement are all of the provisions of the Charter currently in effect.

  3. The restatement  of the  Charter was  approved by  a
     majority  of   the  Board   of  Directors   of   the
     corporation at its April 18, 1995 meeting.

  4. The Charter is not amended by these Articles of Restatement.

  5. The current address of the principal office of the corporation is Gas and Electric Building, 39 West
     Lexington Street, Baltimore, Maryland 21201.

  6. The names of the corporation's current resident agents are David A. Brune and Stephen J. Rosasco, and the address for both of them is 39 West
     Lexington St., Baltimore, Maryland 21201.

  7. The number of Directors of the corporation is 14 and the names of those currently in office are as follows:

                      Christian H. Poindexter
                      Edward A. Crooke
                      H. Furlong Baldwin
                      Beverly B. Byron
                      J. Owen Cole
                      Dan A. Colussy
                      James R. Curtiss
                      Jerome W. Geckle
                      Martin L. Grass
                      Freeman A. Hrabowski, III
                      Nancy Lampton
                      George V. McGowan
                      George L. Russell, Jr.
                      Michael D. Sullivan
                           - 2 -

  8. The restated provisions of the charter are as follows:

                             I

         The name of the said corporation shall be BALTIMORE GAS AND ELECTRIC COMPANY

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                             II

Without in any particular limiting or restricting any of the objects and powers of the corporation hereby formed, it is expressly provided that it shall have power to manufacture, buy, deal in or otherwise acquire gas, and to furnish, convey, distribute, sell or otherwise dispose of the same for any and all purposes, public or private; to generate or otherwise acquire electricity or other mechanical power, and to transmit, convey, distribute, furnish, sell or otherwise dispose of the same for light, heat, power, refrigeration, signaling, traction and any and all other purposes, both public and private; to acquire, hold, sell or otherwise dispose of all property, real, personal or mixed, useful in carrying out any lawful purpose whatsoever; and to have, enjoy and exercise all the rights, powers and privileges which are now or may hereafter be conferred upon corporations organized under the laws of Maryland; and, in carrying on its business, or for the purpose of attaining or furthering any of its objects and purposes, to do any and all other things and exercise any and all other powers which now are or hereafter may be permitted by law.

It is expressly declared that the corporate purposes and powers of this corporation, the purposes for which it was formed and the business and objects to be carried on and promoted by it, and the powers of its Board of Directors, include, among other things, the making, by this corporation alone or together with one or more persons or corporations of this or any state or jurisdiction, of any and all contracts and arrangements for the purchase or acquisition of electricity in this state or elsewhere from any one or more persons or corporations of this or any state or jurisdiction and/or the acquisition, by purchase, subscription or otherwise, holding, sale and/or other disposition of all or any part, whether more or less than a majority, of the capital stock or any class thereof, bonds, notes and/or other obligations of any such last mentioned persons or corporations and/or the guaranteeing, whether severally by this corporation or jointly and/or severally with one or more persons or corporations of this or any state or jurisdiction, of dividends on any such stock aforesaid and/or principal of and/or interest on any such bonds, notes and/or other obligations aforesaid and/or other terms or provisions of any such stock, bonds, notes and/or other obligations aforesaid and/or mortgages or other instruments securing the same. This express declaration shall not be construed as implying that the purposes, powers, business and objects of this corporation, and the powers of its directors, do not already (without this declaration) include all those herein stated.

                            III

The business and operations of said corporation are to be carried on in the City of Baltimore, and in such other place or places within and without the State of Maryland as the directors may determine. The principal offices of said corporation shall be located in the City of Baltimore.

                             IV

1. The total amount of capital stock which this corporation is authorized to issue is one hundred eighty-two million, five hundred thousand (182,500,000) shares, classified as follows: (1) one million (1,000,000) shares of the par value of one hundred dollars ($100) each, with an aggregate par value of one hundred million dollars ($100,000,000), are preferred stock, of which two hundred twenty-two thousand, nine hundred twenty-one (222,921) shares of the aggregate par value of twenty-two million, two hundred ninety-two thousand, one hundred dollars ($22,292,100) are issued and outstanding preferred stock, Series B, sixty-eight thousand, nine hundred twenty-eight (68,928) shares of the aggregate par value of six million,

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  eight hundred  ninety-two thousand,  eight hundred dollars
  ($6,892,800) are issued and outstanding preferred stock, Series C, and three hundred thousand (300,000) shares of
  the  aggregate   par  value   of  thirty  million  dollars
  ($30,000,000) are issued and outstanding preferred stock, Series D, and four hundred eight thousand, one hundred fifty-one (408,151) shares of the aggregate par value of forty million, eight hundred fifteen thousand, one hundred dollars ($40,815,100) are authorized but unissued and
  unclassified  preferred   stock;  (2)  six  million,  five
  hundred thousand shares (6,500,000) with an aggregate par value of six hundred fifty million dollars ($650,000,000) are preference stock, of which two hundred thousand shares (200,000) of the aggregate par value of twenty million dollars ($20,000,000) are issued and outstanding 7.78% Cumulative Preference Stock, 1973 Series, four hundred fifty-five thousand shares (455,000) of the aggregate par value of forty-five million, five hundred thousand dollars ($45,500,000) are issued and outstanding 7.50% Cumulative Preference Stock, 1986 Series, four hundred fifty-five thousand shares (455,000) of the aggregate par value of
  forty-five  million,   five   hundred   thousand   dollars
  ($45,500,000) are issued and outstanding 6.75% Cumulative Preference Stock, 1987 Series, five hundred thousand shares (500,000) of the aggregate par value of fifty million dollars ($50,000,000) are issued and outstanding 6.95% Cumulative Preference Stock, 1987 Series, five hundred thousand shares (500,000) of the aggregate par value of fifty million dollars ($50,000,000) are issued and outstanding 7.80% Cumulative Preference Stock, 1989 Series, five hundred thousand shares (500,000) of the aggregate par value of fifty million dollars ($50,000,000) are issued and outstanding 8.25% Cumulative Preference Stock, 1989 Series, six hundred fifty thousand shares (650,000) of the aggregate par value of sixty-five million dollars ($65,000,000) are issued and outstanding 8.625% Cumulative Preference Stock, 1990 Series, three hundred fifty thousand shares (350,000) of the aggregate par value of thirty five million dollars ($35,000,000) are issued and outstanding 7.85% Cumulative Preference Stock, 1991 Series, four hundred thousand shares (400,000) of the aggregate par value of forty million dollars ($40,000,000) are issued and outstanding 7.125% Cumulative Preference Stock, 1993 Series, five hundred thousand shares (500,000) of the aggregate par value of fifty million dollars ($50,000,000) are issued and outstanding 6.97% Cumulative Preference Stock, four hundred thousand shares (400,000) of the aggregate par value of forty million dollars ($40,000,000) are issued and outstanding 6.70% Cumulative
  Preference  Stock,   one  million,   five  hundred  ninety
  thousand shares (1,590,000) of the aggregate par value of one hundred fifty nine million dollars ($159,000,000) are
  authorized,  but   unissued  and  unclassified  preference
  stock; and (3) the balance, one hundred seventy-five million (175,000,000) shares without par value, is common stock of which one hundred fifty million, nine hundred
  seventy-one   thousand,    six   hundred   and   sixty-two
  (150,971,662) shares have either been issued and are now outstanding or have been reserved for issuance and twenty-four million, twenty-eight thousand, three hundred thirty-eight (24,028,338) shares are authorized but unissued and unreserved. The aggregate par value of all the authorized shares of all classes of stock having par value, viz., the preference stock and the preferred stock, is seven hundred fifty million dollars ($750,000,000).

  The issued and outstanding shares of common stock without par value mentioned in this paragraph numbered 1 include both the number of such shares for which stock certificates have been issued and also the number of shares for which new stock certificates are now issuable in lieu and upon cancellation of outstanding certificates for shares of common stock of the par value of one hundred dollars ($100) each formerly authorized.

2.   All  preferred   stock  redeemed   shall  forthwith  be
  cancelled  and  retired  but  shall  have  the  status  of
  authorized   but   unissued   preferred   stock   of   the
  corporation.

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3.   In the  event of  any  liquidation  or  dissolution  or
  winding up, whether voluntary or involuntary, of the corporation, the holders of the preferred stock shall be entitled to be paid in full both the par amount of their shares and an amount equal to the unpaid dividends accrued thereon (whether earned or declared or not) adjusted to date of such payment, before any amount shall be paid to either the holders of the preference stock or the holders of the common stock.

4. All payments to the holders of the preferred stock, whether payments of dividends or payments in the event of redemption, liquidation, dissolution or winding up, shall be made without deduction for any tax or taxes (other than income taxes in excess of two per cent of any such dividend payment with respect to preferred stock issued on or prior to November 27, 1961 and then outstanding, and other than any income taxes on any payments with respect to preferred stock issued after November 27, 1961) which the corporation may be required or permitted to pay thereon or to retain therefrom under any present or future law of the United States of America or of any state, county or municipality therein.

5. The right is hereby reserved to make from time to time any amendments of the charter of the corporation which change the terms of the preferred stock by classification or subclassification of all or any of the authorized but unissued preferred stock into one or more series of the preferred stock, which series may differ from each other and other series already outstanding in any or all of the following respects: (a) the rate and/or payment periods of the fixed preferential dividends payable thereon, which rate shall, however, in no case exceed eight per cent. per annum, (b) whether or not, and if so to what extent and on what terms and conditions, such series shall participate in dividends in excess of the fixed preferential dividends thereon, or in distribution of assets, upon liquidation, dissolution or winding up, in excess of the fixed preferential distribution thereof to the holders of the preferred stock, (c) whether or not, and if so on what terms and conditions, such series shall be convertible at the option of the holders into other stock (preferred, preference, or common), bonds or securities of the corporation, and (d) the prices and times, if any, of redemption thereof. Up to the fixed preferential dividends payable on each series of preferred stock, all series of preferred stock shall participate (not before the respective dividend dates of each series of preferred stock) at the same rate per cent. per annum in any payments for, or including any period (whether a dividend period or part of such a period) aggregating less than the full preferential dividends on all series of preferred stock for such period; if for any period (whether a dividend period or part of such a period) full preferential dividends shall not have been paid on any series of preferred stock when payable, the deficiency shall be payable before any dividends for any subsequent dividend period, or part of such a period, shall be paid upon or set apart for any series of the preferred stock. All of the preferred stock having identical characteristics shall be given the same serial designation. Except in the event of a failure to pay full dividends on the preferred stock and/or on the preference stock, and the continuance of such failure for one year as hereinafter, in the paragraph numbered 6 hereof, provided, neither the preferred stock nor the preference stock shall have any voting power and the common stock shall have full sole voting power with respect to any such proposed amendment of the charter of the corporation. The express reservation of the right to make, through the sole voting power of the common stock and without the vote of any of the preferred stock or any of the preference stock, any such amendments of the charter of the corporation as are specified in this paragraph, numbered 5, shall not be construed as in any way limiting the right to make any

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  other amendments  of the  charter of  the  corporation  in accordance with the laws of Maryland and the provisions of the next succeeding paragraph, numbered 6, hereof.

6. The common stock shall have full voting powers, that is to say, one vote for each share with respect to all matters. Neither the preferred stock nor the preference stock shall have any voting power except that: (a) the preferred stock shall have twenty-four votes for each share of preferred stock, with respect to any proposed amendment of the charter of the corporation (other than any such amendment as is specified in paragraphs numbered 5 and 19 hereof), any proposed consolidation with any other corporation or corporations, any proposed sale, lease or exchange of all its property and assets as an entirety, including its good will and franchises, to or with any other corporation or any proposed dissolution of the corporation, and no such amendment of the charter of the corporation, consolidation, sale, lease, exchange or dissolution shall be authorized, ratified, accepted or effected without the affirmative vote of two-thirds of all the shares of preferred stock outstanding in favor of such amendment, consolidation, sale, lease, exchange or dissolution, as the case may be; (b) whenever the corporation shall fail to pay full dividends on the preferred stock and such failure shall continue for one year, the preferred stock shall then have twenty-four votes for each share of preferred stock with respect to all matters, until and unless all such dividends shall have been paid in full; (c) the preference stock shall have one vote for each share of preference stock with respect to any proposed amendment of the charter of the corporation which would create or authorize any shares of stock ranking prior to or on a parity with the preference stock as to dividends or as to distribution of assets, or which would substantially adversely affect the contract rights, as expressly set forth in the charter, of the preference stock, and no such amendment of the charter of the corporation of the nature described in this subsection
  (c) of this paragraph 6 shall be authorized, ratified, accepted or effected without the affirmative vote of two-thirds of all the shares of preference stock outstanding in favor of such amendment; and (d) whenever the corporation shall fail to pay full dividends on the preference stock and such failure shall continue for one year, the preference stock shall then have one vote for each share of preference stock with respect to all matters, until and unless such dividends shall have been paid in full; provided, however, that immediately upon the retirement of the preferred stock outstanding as of November 27, 1961, consisting of 222,921 shares of Series B 4 1/2% and 68,928 shares of Series C 4% preferred stock and without further action by the officers, Board of Directors, or stockholders of the corporation, the foregoing provisions of this paragraph 6 shall be deleted and of no further effect and the following paragraph in lieu thereof shall be fully operative (and all preferred stock issued after November 27, 1961, but prior to the retirement of all the outstanding preferred stock shall be subject to such deletion and amendment):

6. The common stock shall have full voting powers, that is to say, one vote for each share with respect to all matters. Neither the preferred stock nor the preference stock shall have any voting power except that: (a) the preferred stock shall have four votes for each share of preferred stock, with respect to any proposed amendment of the charter of the corporation (other than any such amendment as is specified in the paragraphs numbered 5 and 19 hereof), any proposed consolidation with any other corporation or corporations, any proposed sale, lease or exchange of all its property and assets as an entirety, including its good will and franchises, to or with any other corporation or any proposed dissolution of the corporation, and no such amendment of the charter of the corporation, consolidation, sale, lease, exchange or

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  dissolution shall  be authorized,  ratified,  accepted  or effected without the affirmative vote of two-thirds of all the shares of preferred stock in favor of such amendment, consolidation, sale, lease, exchange or dissolution, as the case may be; (b) whenever the corporation shall fail to pay full dividends on the preferred stock and such failure shall continue for one year, the preferred stock shall then have four votes for each share of preferred stock with respect to all matters, until and unless all such dividends shall have been paid in full; (c) the preference stock shall have one vote for each share of preference stock with respect to any proposed amendment of the charter of the corporation FPwhich would create or authorize any shares of stock ranking prior to or on a parity with the preference stock as to dividends or as to distribution of assets, or which would substantially adversely affect the contract rights, as expressly set forth in the charter, of the preference stock, and no such amendment of the charter of the corporation of the nature described in this subsection (c) of this paragraph 6 shall be authorized, ratified, accepted or effected without the affirmative vote of two-thirds of all the shares of preference stock outstanding in favor of such amendment; and (d) whenever the corporation shall fail to pay full dividends on the preference stock and such failure shall continue for one year, the preference stock shall then have one vote for each share of preference stock with
  respect  to   all  matters,  until  and  unless  all  such
  dividends shall have been paid in full.

7. At no time shall preferred stock be issued if, after giving effect to such issuance, the aggregate amount of preferred stock, in number of shares, exceeds one twenty-fourth of the total amount, in number of shares, of common stock at the time being issued and outstanding and not held or owned by the corporation, provided, however, that if preferred stock is issued for the purpose of retiring outstanding preferred stock then the preferred stock to be retired shall not be counted as outstanding for purposes of the foregoing limitation; nor shall the total amount, in number of shares, of common stock issued and outstanding and not held or owned by the corporation be at any time reduced, either by purchase of common stock by the corporation or by amendment of the charter of the corporation, below twenty-four times the total amount, in number of shares, of preferred stock at the time being issued and outstanding; provided, however, that immediately upon the retirement of the preferred stock outstanding as of November 27, 1961, consisting of 222,921 shares of Series B 4 1/2% and 68,928 shares of Series C 4% preferred stock, and without further action by the officers, Board of Directors, or stockholders of the corporation, the foregoing provisions of this paragraph 7 shall be deleted and of no further effect and the following paragraph in lieu thereof shall be fully operative (and all preferred stock issued after November 27, 1961, but prior to the retirement of all the outstanding preferred stock shall be subject to such deletion and amendment):

7. While any shares of preferred stock are outstanding, there shall not be issued without the prior affirmative vote or written consent of the holders of two-thirds of the total number of shares of preferred stock then outstanding, any additional preferred stock if, at the time of issuance of such additional preferred stock and after giving effect to such issuance, the aggregate par value of the preferred stock to be outstanding after such issuance, would exceed an amount equal to the aggregate amount in dollars in the common stock account of the corporation plus any capital surplus represented by consideration received for the issuance of common stock, all as shown on the books of account of the corporation, provided, however, that if preferred stock is issued for the purpose of retiring outstanding preferred stock then the preferred stock to be retired shall not be counted as outstanding for purposes of the foregoing limitation; nor, without like affirmative vote or written consent, shall the outstanding common stock not held or owned by the corporation be reduced by purchase or retirement by the corporation or such capital surplus be reduced by

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  distribution, if  and  to  the  extent  that,  after  such reduction, the aggregate par value of the outstanding preferred stock would exceed the sum of the dollars in the common stock account of the corporation plus any capital surplus represented by consideration received for the issuance of common stock, all as shown on the books of
  account  of   the  corporation.     For   the  purpose  of
  determining compliance with the limitations contained in this paragraph, if the corporation purchases common stock, the said common stock and capital surplus accounts shall be deemed to be thereby reduced by that portion of the total dollars in said accounts which is equivalent to the ratio of the number of shares of common stock purchased to the number outstanding and not held or owned by the corporation immediately before such purchase, but in such a case if the common stock so purchased is subsequently sold or retired the said common stock and capital surplus accounts shall be deemed to be reduced thereafter only by the actual charges to said accounts.

8. At no time shall any preferred stock be issued unless at the time of such issuance the net earnings of the corporation, over and above operating expenses (including allowance for depreciation and other reserves), fixed charges and any other deductions from or charges against income ranking prior to dividends on the preferred stock, for a period of twelve successive calendar months ending within the sixty days immediately preceding such issuance of preferred stock, shall have been at least twice a sum equal to full preferential dividends for one year on (a) all preferred stock already outstanding at the time of such issuance, and (b) the preferred stock so to be issued, provided that in the case of preferred stock being issued for the purpose of retiring outstanding preferred stock, the preferred stock to be retired shall not be counted as outstanding for purposes of this limitation.

9. Subject to and upon compliance with all the provisions aforegoing, the capital stock of the corporation, preferred, preference, and common, may be issued and disposed of as and when such issuance may, pursuant to the laws of Maryland, be authorized by the Board of Directors. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of common stock without par value and securities convertible into shares of common stock without par value and rights to purchase the same for such consideration as said Board of Directors may deem advisable. The Board of Directors is hereby empowered by resolution to authorize the issuance of any number of shares of stock of one or more classes and/or any amount of convertible securities and/or rights to purchase the same from time to time for such considerations as said Board of Directors may deem advisable. The holders of shares of capital stock of the corporation shall have no preferential or preemptive right, as stockholders, to subscribe for, purchase or receive any proportionate or other part of any issue of additional capital stock of any class, now or hereafter authorized, which may be issued by the corporation, except such right, if any, as may be conferred by the Board of Directors in authorizing such issuance. In furtherance and not in limitation of the powers already vested in the corporation or the Board of Directors, the corporation, through the Board of Directors, may authorize from time to time the issuance and disposition, pursuant to the laws of Maryland, of shares of common stock to any or all of its employees, including officers, or to trustees on behalf of such employees for such considerations as said Board of Directors may deem advisable. Notwithstanding any other provision contained in this Charter, the Board of Directors of the corporation may authorize the issue of some or all of the shares of any or all classes or series of stock authorized under this Charter to be issued without certificates. This authorization may not affect shares already represented by certificates outstanding until they are surrendered to the corporation.

10. The Board of Directors is hereby empowered from time to time to classify or reclassify all or any of the authorized but unissued preferred stock into one or more series of the preferred stock, which series may differ from each other and other series already outstanding in any or all of the following respects: (a) the rate and/or payment periods of the fixed preferential dividends payable thereon, which rate shall, however, in no case exceed eight per cent. per annum, (b) whether or not, and if so on what terms and conditions, such series shall be convertible at the option of the holders into other stock (preferred, preference, or common), bonds or securities of the corporation, and (c) the prices and times, if any, of redemption thereof. Up to the fixed preferential dividends payable on each series of preferred stock, all series of preferred stock shall participate (not before the respective dividend dates of each series of preferred stock) at the same rate per cent. per annum in any payments for, or including, any period (whether a dividend period or part of such period) aggregating less than the full preferential dividends on all series of preferred stock for such period; if for any period (whether a dividend period or part of such a period) full preferential dividends shall not have been paid on any series of preferred stock when payable, the deficiency shall be payable before any dividends for any subsequent dividends period, or part of such a period, shall be paid upon or set apart for the preferred stock. All of the preferred stock having identical characteristics shall be given the same serial designation.

11. Subject to the provisions of paragraph 6 hereof, notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares of stock of the corporation or of the shares of each class or to be otherwise taken or authorized by vote of the stockholders of the corporation, such action shall be effective and valid if taken or authorized by such vote of its stockholders as is hereby required for such action, viz., by the affirmative vote of the holders of a majority or other designated proportion of all of the shares of preferred stock outstanding and entitled to vote thereon voting as a class, and the affirmative vote of the holders of a majority or other designated proportion of the shares of common stock outstanding and entitled to vote thereon, voting as a class, the same (in the case of preferred stock and common stock respectively) as the majority or other designated proportion of the shares of each class of stock otherwise required by law; the requisite number of affirmative votes in any case not to be less than a majority in number of the aggregate number of votes to which the holders of all of the shares of preferred stock outstanding and entitled to vote thereon shall be entitled and a majority in number of the aggregate number of votes to which the holders of all of the shares of common stock outstanding and entitled to vote thereon shall be entitled, except in cases in which the law authorizes such action to be taken or authorized by a less vote; the requisite number of affirmative votes in any case not to be less than the affirmative vote, if any, of shares of preferred stock required in such case by the provisions of the paragraph numbered 6 hereof.

12. (a) The preferred stock, series B, shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation yearly dividends at the rate of four and one-half per cent. per annum and no more, payable quarterly on the first days of January, April, July and October in each year. The dividends on the preferred stock, Series B, shall be cumulative and shall be payable before any dividend on either the preference stock or on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to four and one-half per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for either the preference stock or the common stock.

  (b) The preferred stock, series B, or any portion thereof may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred and fifteen dollars ($115) at any time prior to July 1, 1944, one hundred and fourteen dollars ($114) after June 30, 1944, one hundred and thirteen dollars ($113) after June 30, 1947, one hundred and twelve dollars ($112) after June 30, 1950, one hundred and eleven dollars ($111) after June 30, 1953, and one hundred and ten dollars ($110) after June 30, 1956. In case less than all of the preferred stock, Series B, at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preferred stock, Series B, or shall be selected, in whole or in part, by lot. At least sixty days' written notice of the election of the corporation to redeem the preferred stock, Series B, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of preferred erred stock, Series B, so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment thereof shall have been provided and set apart, the dividends on the preferred stock so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price, shall cease.

13. (a) The preferred stock, Series C, shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation yearly dividends at the rate of four per cent. per annum and no more, payable quarterly on the first days of January, April, July and October in each year. The dividends on the preferred stock, Series C, shall be cumulative and shall be payable before any dividend on either the preference stock or the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to four per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for either the preference stock or the common stock.

  (b) The preferred stock, Series C, or any portion thereof may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred and seven dollars ($107) per share at any time prior to July 1, 1945, one hundred and six dollars ($106) per share after June 30, 1945, and one hundred and five dollars ($105) per share after June 30, 1950. In case less than all of the preferred stock, Series C, at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preferred stock, Series C, or shall be selected, in whole or in part, by lot. At least sixty days' written notice of the election of the corporation to redeem the preferred stock, Series C, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of preferred stock, Series C, so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment thereof shall have been provided and set apart, the dividends on the preferred stock so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price, shall cease.

14. (a) The preferred stock, Series D, shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation yearly dividends at the rate of five and forty hundredths per cent. per annum and no more, payable quarterly on the first days of January, April, July, and October in each year. The dividends on the preferred stock, Series D, shall be cumulative and shall be payable before any dividend on either the preference stock or the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to five and forty hundredths per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for either the preference stock or the common stock. Dividends on preferred stock, Series D, will accrue from May 4, 1967 with respect to shares issued prior to July 1, 1967, and from the first day of the quarterly dividend period in which they are issued with respect to shares issued on or after July 1, 1967.

  (b) The preferred stock, Series D, or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred and five dollars and fifty cents ($105.50) per share at any time prior to April 1, 1972, then one hundred and four dollars ($104) per share prior to April 1, 1977, then one hundred and two dollars and fifty cents ($102.50) per share prior to April 1, 1982, and one hundred and one dollars ($101) per share thereafter; provided, however, that the Company will not, prior to April 1, 1972, redeem any shares of the preferred stock, Series D, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the preferred stock, Series D, if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the preferred stock, Series D. In case less than all of the preferred stock, Series D, at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preferred stock, Series D, or shall be selected, in whole or in part, by lot. At least sixty days' written notice of the election of the corporation to redeem the preferred stock, Series D, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of preferred stock, Series D, so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the preferred stock so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

15. The preference stock shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for yearly dividends payable at such times and at such rates as hereinafter provided. The dividends on the preference stock shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart.

16. In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of the preference stock shall be entitled to be paid in full, from any assets and funds of the corporation remaining after payment to the holders of the preferred stock as provided in paragraph numbered 3 hereof, both the par amount of their shares and an amount equal to the unpaid dividends accrued thereon (whether earned or declared or not) adjusted to date of such payment before any amount shall be paid to the holders of the common stock; and after the payment to the holders of the preference stock of its par value and an amount equal to the unpaid dividends accrued thereon, the remaining assets and funds shall be divided and paid to the holders of the common stock according to their respective shares.

17.  All  preference   stock  redeemed  shall  forthwith  be
  cancelled  and  retired  but  shall  have  the  status  of
  authorized  but   unissued   preference   stock   of   the
  corporation.

18. The Board of Directors is hereby empowered from time to time to classify or reclassify all or any of the authorized, but unissued preference stock into one or more series of preference stock, which series may differ from each other and other series already outstanding in any or all of the following respects: (a) the rate or rates of the preferential dividends payable thereon, and, if applicable, the manner in which such dividends are determined , (b) whether or not, and if so, on what terms and conditions, such series shall be convertible at the option of the holders into other stock, bonds or securities of the corporation, (c) the prices and times, if any, of redemption thereof, (d) the sinking fund provisions, if any, applicable thereto, (e) the date(s), or the method of determining the date(s), on which such dividends are payable thereon, and (f) the par value thereof. Up to the preferential dividends payable on each series, all series of preference stock shall participate at the same rate per cent. per annum, in any payments for, or including, any period (whether a dividend period or part of such a period) aggregating less than the full preferential dividends on all series of preference stock for such period; if for any period (whether a dividend period or part of such a period) full preferential dividends shall not have been paid on any series of preference stock when payable, the deficiency shall be payable before any dividends for any subsequent dividend period, or part of such a period, shall be paid upon or set apart for the preference stock. All of the preference stock having identical characteristics shall be given the same serial designation

19. The right is hereby reserved to make from time to time amendments of the charter of the corporation to provide that one or more series of the authorized but unissued preference stock shall, and to what extent and on what terms and conditions, participate in dividends in excess of the fixed preferential dividends thereon, or in distribution of assets, upon liquidation, dissolution, or winding up, in excess of the fixed preferential distribution thereof to the holders of preference stock. Except in the event of a failure to pay full dividends on the preferred stock and/or on the preference stock, and the continuance of such failure for one year as provided in paragraph numbered 6 hereof, neither the preferred stock nor the preference stock shall have any voting power and the common stock shall have full sole voting power with respect to any such proposed amendment of the charter of the corporation.

20. At no time shall any preference stock be issued unless at the time of such issuance the net earnings of the corporation, over and above operating expenses (including allowance for depreciation and other reserves), fixed charges and any other deductions from or charges against income (including dividend requirements on stock ranking prior to preference stock) which rank prior to dividends on the preference stock, for a period of twelve successive calendar months ending within the three calendar months immediately preceding the month in which such preference stock is issued, shall have been at least twice a sum equal to full preferential dividends for one year on (a) all preference stock already outstanding at the time of such issuance, and (b) the preference stock so to be issued.

21. (a) The 7.78% Cumulative Preference Stock, 1973 Series ($100 par value) , shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of seven and seventy-eight hundredths per cent. per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1974. The dividends on the 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and seventy-eight hundredths per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), will accrue from November 28, 1973.

  (b) The 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred eight dollars ($108) per share at any time prior to December 1, 1978, then one hundred five dollars and fifty cents ($105.50) per share prior to December 1, 1983, then one hundred three dollars ($103) per share prior to December 1, 1988, and one hundred one dollars ($101) per share thereafter; provided, however, that the corporation will not, prior to December 1, 1978, redeem any shares of the 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with 7.78% Cumulative Preference Stock, 1973 Series ($100 par value) if such borrowed funds have an interest rate or cost to the corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the corporation (so calculated), less than the dividend rate per annum of the 7.78% Cumulative Preference Stock, 1973 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected in whole or in part, by lot. At least thirty days' written notice of the election of the corporation to redeem the preference stock of this series, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

22. (a) The 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of 7.50 per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1987. The dividends on the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to 7.50 per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) will accrue from and including the date of issuance.

  (b) The 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be $107.50 per share at any time prior to October 1, 1991, then $105 per share prior to October 1, 1996, then $102.50 per share prior to October 1, 2001, and $100 per share thereafter; provided, however, that prior to October 1, 1991, the corporation will not redeem any shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), if such borrowed funds have an interest rate or cost to the corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the corporation (so calculated), less than the dividend rate per annum of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days written notice of the election of the corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

  (c) On or before October 1 of each year commencing October 1, 1992 and continuing through October 1, 2025, there shall be provided and set apart by the corporation a sum sufficient for the sinking fund redemption of 15,000 shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value). On October 1 of each year commencing October 1, 1992 and continuing through October 1, 2025, the corporation shall make sinking fund redemptions of 15,000 shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of one Hundred Dollars and No

  Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days' written notice of the shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the corporation. When such notice shall have been so given and funds for the payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the corporation, the dividends on the shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

  The corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 15,000 shares the number of shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) to be redeemed for the sinking fund, at such sinking fund redemption price, on any such sinking fund redemption date, together, in every case, with all accrued dividends; provided, however, that the right to make such optional increases shall not be cumulative.

  The corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in the first paragraph of this Section 22(c) by crediting shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) acquired by purchase in the open market, by redemption (otherwise than by reason of the required sinking fund redemption provided for by the first paragraph of this Section 22(c)) or otherwise. Notwithstanding the foregoing provisions of this Section 22(c), the obligation to redeem shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) by reason of the sinking fund redemption (provided for in the first paragraph of this Section 22(c)) annually commencing on October 1, 1992 shall be cumulative, and unless full cumulative redemptions of shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the Common Stock, except dividends paid in stock of the corporation ranking junior to the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), nor shall any purchase or other acquisition for value of such Common Stock be made. The provisions of this Section 22(c) shall apply so long as any shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) are outstanding.

23. (a) The 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of six and seventy five hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing April 1, 1987. The dividends on the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and seventy five hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), will accrue from and include January 22, 1987.

  (b)   The 6.75%  Cumulative Preference  Stock, 1987 Series
  ($100 par value), or any portion thereof, may whenever the

  Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sun hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be $106.75 per share at any time prior to April 1, 1992, then $104.50 per share prior to April 1, 1997, then $102.25 per share prior to April 1, 2002, and $100 per share thereafter; provided, however, that prior to April 1, 1992, the corporation will not redeem any shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), if such borrowed funds have an interest rate or cost to the corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the corporation (so calculated), less than the dividend rate per annum of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) . In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days written notice of the election of the corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

  (c) On or before April 1 of each year commencing April 1, 1993 and continuing through April 1, 2026, there shall be provided and set apart by the corporation a sum sufficient for the sinking fund redemption of 15,000 shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value). Thereafter, on April 1 of each year commencing April 1, 1993 and continuing through April 1, 2026, the corporation shall make sinking fund redemptions of 15,000 shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days' written notice of the shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the corporation. When such notice shall have been so given and funds for the payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the corporation, the dividends on the shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price Plus accrued dividends, shall cease.

  The corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 15,000 shares the number of shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) to be redeemed for the sinking fund, at such sinking fund redemption price, on any such sinking fund redemption date, together, in every case, with all accrued dividends; provided, however, that the right to make such optional increases shall not be cumulative.
  The corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in the first paragraph of this Section 23(c) by crediting shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) acquired by purchase in the open market, by redemption (otherwise than by reason of the required sinking fund redemption provided for by the first paragraph of this Section 23(c)) or otherwise. Notwithstanding the foregoing provisions of this Section 23(c), the obligation to redeem shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) by reason of the sinking fund redemption provided for in the first paragraph of this Section 23 (c) , annually commencing on April 1, 1993 shall be cumulative, and unless full cumulative redemptions of shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the common stock, except dividends paid in stock of the corporation ranking junior to the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), nor shall any purchase or other acquisition for value of such common stock be made. The provisions of this section 23(c) shall apply so long as any shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) are outstanding.

24. (a) The 6.95% Cumulative Preference Stock, 1987 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of six and ninety five hundredths per cent. per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1987 and continuing each such first day of January, April, July and October thereafter through and including October 1, 1995. The dividends on the 6.95% Cumulative Preference Stock, 1987 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and ninety five hundredths per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on 6.95% cumulative Preference Stock, 1987 Series ($100 par value), will accrue from and include the date of issuance.

  (b) The 6.95% Cumulative Preference Stock, 1987 Series ($100 par value), shall be redeemed in whole on October 1, 1995, by the payment, to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. At least thirty (30) days' written notice shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

25. (a) The 7.80% Cumulative Preference Stock, 1989 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of seven and eighty hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1989. The dividends on the 7.80% Cumulative Preference Stock, 1989 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and eighty hundredths per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on 7.80% Cumulative Preference Stock, 1989 Series ($100 par value) will accrue from and include June 22, 1989.

  (b) The 7.80% Cumulative Preference Stock, 1989 Series ($100 par value) shall be redeemed in whole on July 1, 1997 by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. At least thirty (30) days' written notice shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

26. (a) The 8.25% Cumulative Preference Stock, 1989 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of eight and twenty-five hundredths per cent. per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1990. The dividends on the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to eight and twenty-five hundredths per cent. shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) will accrue from and include November 21, 1989.

  (b) On or before October 1 of each year commencing October 1, 1995 and continuing through October 1, 1999 (or such earlier October 1 on which there remain any shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) outstanding), there shall be provided and set apart by the corporation a sum sufficient for the sinking fund redemption of 100,000 shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value). Thereafter, on October I of each year commencing October 1, 1995 and continuing through October 1, 1999 (or such earlier October 1 on which there remain any shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) outstanding), the corporation shall make sinking fund redemptions of 100,000 shares of the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days written notice of the shares of the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the corporation. When such notice shall have been so given and funds for the payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the corporation, the dividends on the shares of the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

  The corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 100,000 shares the number of shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) to be redeemed for the sinking fund, at the sinking fund redemption price of one Hundred Dollars and No Cents ($100.00) for each share thereof, on any such sinking fund redemption date, together, in every case, with all accrued dividends; provided, however, that the right to make such optional increases shall not be cumulative.

  The corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in the first paragraph of this Section 26(b) by crediting shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) acquired by purchase in the open market or otherwise. Notwithstanding the foregoing provisions of this section 26(b), the obligation to redeem shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) by reason of the sinking fund redemption (provided for in the first paragraph of this Section 26(b)), annually commencing on October 1, 1995 shall be cumulative, and unless full cumulative redemptions of shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the common stock, except dividends paid in stock of the corporation ranking junior to the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value), nor shall any purchase or other acquisition for value of such common stock be made. The provisions of this section 26(b) shall apply so long as any shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) are outstanding.

27. (a) The 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the  rate of  eight and  six  hundred  and  twenty-five thousandths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing July 1, 1990. The dividends on the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to eight and six hundred and twenty-five thousandths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) will accrue from and include June 7, 1990.

  (b) On or before July 1 of each year commencing on July 1, 1996 and continuing through July 1, 2000, there shall be provided and set apart by the corporation a sum sufficient for the sinking fund redemption of 130,000 shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value). Thereafter, on July 1 of each year commencing July 1, 1996 and continuing through July 1, 2000, the corporation shall make sinking fund redemptions of 130,000 shares of the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of one Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days' written notice of the shares of the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the corporation. When such notice shall have been so given and funds for payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the corporation, the dividends on the shares of the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

  The corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 130,000 shares the number of shares of 8.625% cumulative Preference stock, 1990 Series ($100 par value) to be redeemed for the sinking fund, at the sinking fund redemption price of One Hundred Dollars and No Cents ($100.00) for each share thereof, on any such sinking fund redemption date, together, in every case, with all accrued dividends; provided, however, that the right to make such optional increases shall not be cumulative.

  The corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in the first paragraph of this Section 27(b) by crediting shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) acquired by purchase in the open market or otherwise. Notwithstanding the foregoing provisions of this Section 27(b), the obligation to redeem shares of 8.625% cumulative Preference Stock, 1990 Series ($100 par value) by reason of the sinking fund redemption provided for in the first paragraph of this Section 27(b), annually commencing on July 1, 1996 shall be cumulative, and unless full cumulative redemptions of shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the common stock, except dividends paid in stock of the corporation ranking junior to the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value), nor shall any purchase or other acquisition for value of such common stock be made. The provisions of this Section 27(b) shall apply so long as any shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) are outstanding.

28. (a) The 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of seven and eighty-five hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing July 1, 1991. The dividends on the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and eighty-five hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) will accrue from and include May 1, 1991.

  (b) On or before July 1 of each year commencing on July 1, 1997 and continuing through July 1, 2001, there shall be provided and set apart by the corporation a sum sufficient for the sinking fund redemption of 70,000 shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value). Thereafter, on July I of each year commencing July 1, 1997 and continuing through July 1, 2001, the corporation shall make sinking fund redemptions of 70,000 shares of the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days' written notice of the shares of the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the corporation. When such notice shall have been so given and funds for payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the corporation, the dividends on the shares of the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

  The corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 70,000 shares the number of shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) to be redeemed for the sinking fund, at the sinking fund redemption price of One Hundred Dollars and No Cents ($100.00) for each share thereof, on any such sinking fund redemption date, together, in every case, with all accrued dividends; provided, however, that the right to make such optional increases shall not be cumulative.

  The corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in the first paragraph of this Section 28(b) by crediting shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) acquired by purchase in the open market or otherwise. Notwithstanding the foregoing provisions of this Section 28(b), the obligation to redeem shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) by reason of the sinking fund redemption provided for in the first paragraph of this Section 28(b), annually commencing on July 1, 1997 shall be cumulative, and unless full cumulative redemptions of shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the common stock, except dividends paid in stock of the corporation ranking junior to the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value), nor shall any purchase or other acquisition for value of such common stock be made. The provisions of this Section 28(b) shall apply so long as any shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) are outstanding.

29. (a) The 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of seven and one hundred twenty-five thousandths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1993. The dividends on the 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and one hundred twenty-five thousandths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), will accrue from and include June 24, 1993.

  (b) The 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

           Redemption Price           Twelve Month Period
              Per Share                 Beginning July 1,

               $103.56                        2003
                103.21                        2004
                102.85                        2005
                102.49                        2006
                102.14                        2007
                101.78                        2008
                101.42                        2009
                101.07                        2010
                100.71                        2011
                100.36                        2012
                100.00                        2013 and
                                                  thereafter

  provided, however, that prior to July 1, 2003, the corporation will not redeem any shares of the 7.125% Cumulative Preference Stock, 1993 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days written notice of the election of the corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

30. (a) The 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of six and ninety-seven hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1993. The dividends on the 6.97%

  Cumulative Preference Stock, 1993 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and ninety-seven hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), will accrue from and include August 5, 1993.

  (b) The 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

           Redemption Price           Twelve Month Period
              Per Share               Beginning October 1,

               $103.49                        2003
                103.14                        2004
                102.79                        2005
                102.44                        2006
                102.09                        2007
                101.74                        2008
                101.39                        2009
                101.05                        2010
                100.70                        2011
                100.35                        2012
                100.00                        2013 and
                                                   thereafter

  provided, however,  that prior  to October  1,  2003,  the corporation will not redeem any shares of the 6.97% Cumulative Preference Stock, 1993 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

31. (a) The 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the corporation remaining after the preferential dividend requirements for the outstanding preferred stock have been provided for, yearly dividends at the rate of six and seventy hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1994. The dividends on the 6.70% Cumulative

  Preference Stock, 1993 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and seventy hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), will accrue from and include October 14, 1993.

  (b) The 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

         Twelve Month Period            Redemption Price
         Beginning January 1,              Per Share

                 2004                       $103.35
                 2005                        103.02
                 2006                        102.68
                 2007                        102.35
                 2008                        102.01
                 2009                        101.68
                 2010                        101.34
                 2011                        101.01
                 2012                        100.67
                 2013                        100.34
                 2014 and thereafter         100.00

  provided, however,  that prior  to January  1,  2004,  the corporation will not redeem any shares of the 6.70% Cumulative Preference Stock, 1993 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

                             V

  A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

  Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

  IN WITNESS WHEREOF, Baltimore Gas and Electric Company has caused these Articles of Restatement to its Charter to be signed in its corporate name and on its behalf by a Vice President, and its corporate seal to be hereto affixed, duly attested by its Assistant Secretary on May 5, 1995 who each hereby (1) acknowledge that the execution of these Articles of Restatement is the act of Baltimore Gas and Electric Company, and (2) state that to the best of their respective knowledge, information and belief, the matters and facts set forth herein are true in all material respects, such statement being made under the penalties for perjury.


BALTIMORE GAS AND ELECTRIC COMPANY

                      By:
                                          Vice President


SEAL:   BALTIMORE GAS AND ELECTRIC COMPANY,
        INCORPORATED JUNE 20, 1906


Attest:
    Assistant Secretary




CHARTER.DOC/04/21/95